As filed with the Securities and Exchange Commission on February 7, 2006

(Registration No. 333-127827)

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EGPI FIRECREEK, INC.

(Name of small business issuer in its charter)

Nevada	1382	88-0345961
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6564 Smoke Tree Lane

Scottsdale, Arizona 85253

(480) 948-6581

(Address and telephone number of principal executive offices)

6564 Smoke Tree Lane

Scottsdale, Arizona 85253

(Address of Principal Place of Business or Intended Principal Place of Business)

Dennis R. Alexander

Chief Financial Officer and Chairman

6564 Smoke Tree Lane

Scottsdale, Arizona 85253

Tel: (480) 948-6581

Fax: (480)  443-1430

(Name, address and telephone number of agent for service)

Copy of all communications to:

Arthur Marcus, Esq.

Gersten Savage LLP

600 Lexington Avenue

New York, NY 10022

Ph. (212) 752-9700

Fax: (212) 980-5192

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001, par value, issuable upon exercise of warrants	6,700,000(4)	.053	$335,100	$41.80
Common Stock, $0.001 Par value, issuable upon exercise of warrants	2,000,000 (5)	.053	$106,000	$12.48
Common Stock, $0.001 par value, issuable upon conversion of callable secured convertible notes	100,000,000(6)	.053	$5,300,000	$623.81
Common Stock, $0.001 par value	530,315,789(7)	.053	$28,106,736.82	3,308.16
Common Stock, $0.001 par value issuable upon exercise of warrants	10,875,000(8)	.053	$576,375	$67.84
		Total Fee		$4,054.09
		Amount Previously Submitted*		$3,978.45

*Reflects amount paid by the Company in connection with its previously filed registration statement on Form SB-2, dated July 1, 2005.

 (1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  The number of shares of our Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Common Stock issuable upon the conversion of the callable secured convertible notes.  For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price of $.053 on the OTC Bulletin Board on June 27, 2005.

(3) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

(4) Represents shares of our Common Stock issuable upon exercise of outstanding five (5) year warrants.  The exercise price of the warrants is equal to six cents ($.06) per share.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

(5) Represents shares of our Common Stock issuable upon the exercise of outstanding three-year warrants. The exercise price of the warrants is equal to eighty percent (80%) of the average of the Company’s lowest three (3) closing bid prices for the previous thirty days from the date the warrants are exercised.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

(6) Represents shares of our Common Stock issuable upon the conversion of callable secured promissory notes.  The Conversion Price of the notes is equal to eighty percent (80%) of the lowest closing bid of the Common Stock for the five (5) trading days immediately preceding a conversion date, as specified in the Note.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(7) Represents (i) shares of our common stock issuable under an equity line of credit; and (ii) shares issued to a consultant.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

(8) Represents shares of our common stock issuable upon exercise of outstanding five-year warrants.  The exercise price of the warrants is equal to two cents ($0.02) per share for 6,250,000 shares and two and a half cents ($0.025) per share for 4,000,000 shares.  Includes warrants exercisable into (i) 625,000 shares of common stock issuable to an individual; and (ii) an aggregate of 10,250,000 shares issuable to a certain consultants.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 amends our Registration Statement No. 333-127827 declared effective on September 7, 2005 to reflect the decrease in the exercise price of a warrant issued to a Selling Securityholder from $0.06 per share of Common Stock to $0.025 per share and to update the Company's financial information to include its September 30, 2005 quarterly results.

PROSPECTUS

649,890,789 SHARES

EGPI FIRECREEK, INC.

COMMON STOCK

This prospectus relates to the resale of up to 649,890,789 shares of our Common Stock, par value $0.001 per share (“Common Stock”) of which: (i) 100,000,000 shares are issuable upon the conversion of $4,000,000 in aggregate principal amount of callable secured convertible notes and the payment of the principal amount of, and interest on, such notes to Tirion Group, Inc. (“Tirion”); (ii) 2,000,000 shares underlying warrants issuable to Tirion; (iii) 6,700,000 shares of common stock issuable upon exercise of warrants issued to DLM Asset Management, Inc. (“DLM”); (iv) 526,315,789 shares of common stock issuable to Dutchess Private Equities Fund, II, LP (“Dutchess”); (v) 4,000,000 shares of common stock issuable to Steven Antebi (“Antebi”); (vi) 4,000,000 shares issuable upon exercise of warrants, issued to Antebi; (vii) 2,500,000 shares of common stock issuable upon exercise of warrants issued to Sapphire Consultants (“Sapphire”) (viii) 3,750,000 shares of common stock issuable to Confin International Investments (“Confin”); and (ix) 625,000 shares of common stock issuable upon exercise of warrants issued to John Brigandi (“Brigandi”) (Tirion, DLM, Dutchess, Antebi, Sapphire, Confin and Brigandi are referred to collectively as “Selling Securityholders”). The Selling Securityholders may sell their common stock from time to time at prevailing market prices.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “EFCR.” On February 3, 2006, the closing price as reported was $0.033.

The selling securityholders, and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The selling securityholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.  We agree to pay the expenses of registering the foregoing shares of our Common Stock.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 7, 2006

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the selling securityholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, EGPI Firecreek, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

TABLE OF CONTENTS

Transaction with Steven Antebi

Summary Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Index to Financial Statements

Exhibits

Undertakings

Signatures

1 2 3 9 II-1 II-3 II-5

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.  The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

TRANSACTION WITH STEVEN ANTEBI

On February 9, 2005, we entered into a Corporate Advisory Agreement (the “Advisory Agreement”) with Antcamp Advisors LLC (“Antcamp”) whereby Antcamp is to provide consulting and advisory services to assist our operations, including our Firecreek Petroleum, Inc. subsidiary with operations commencing for planned development and operations for oil and gas in Kazakhstan, Russia, and other European and Central Asian countries with Joint partner Sahara Group, and other aspects of the our growth. On July 12, 2005, we entered into an Extension and Amendment of Advisory Agreement with Steven Antebi so as to extend and assign the agreement from Antcamp to Steven Antebi.  Pursuant to the Extension and Amendment, we agreed to issue to Steven Antebi 4,000,000 shares of our common stock and a five-year warrant to purchase 4,000,000 shares of common stock at an exercise price of $0.06 per share. The Agreement with Steven Antebi supersedes the agreement with AntCamp dated February 9, 2005. AntCamp is not a party to the Advisory Agreement.

On January 30, 2006, we approved the extension and modification of the Advisory Agreement (the “Amended Agreement”). The Advisory Agreement was amended to (i) reduce the listed strike price of a certain previously issued Warrant from $.06 per share of Common Stock to $.025 per share (“2005 Warrant”); (ii) provide for the issuance of an additional three (3) year warrant to purchase 4,000,000 shares of common stock at $.05 per share (“2006 Warrant”) including certain registration rights for the underlying shares of common stock; (iii) contain certain voting provisions for all shares available to be voted; and (iv) extend the term of the Advisory Agreement to June 2006.

The Advisory Agreement further provides that the 2005 warrant will be exercised for cash upon signing of the amended Agreement, which occurred on January 30, 2006. As a result, the Company received $100,000.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for our company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

	For the Nine Months Ended September 30, 2005 (Unaudited)	For the Nine Months Ended September 30, 2004 (Unaudited)	For the Year Ended December 31, 2004 (Audited)

Net revenues	0	479,757	6,485

Operating expenses	7,739,549	4,531,631	5,779,457

Loss from operations	(7,739,549)	(4,051,874)	(5,772,972)

Other income (expense), net	(1,673,879)	(302,359)	(293,151)

Net loss	(9,413,428)	(4,184,856)	(6,025,601)

Net loss per share - basic and diluted	(0.09)	(0.09)	(0.11)

Weighted average common shares outstanding	107,873,376	47,699,196	53,088,218

Condensed Consolidated Balance Sheet Data

	As of September 30, 2005 (Unaudited)	As of September 30, 2004 (Unaudited)	As of December 31, 2004 (Audited)

Cash and cash equivalents	707,974	68,684	5,538

Total assets	810,802	1,387,167	5,538

Working capital deficiency	(1,539,787)	(1,704,245)	(1,414,977)

Current liabilities	2,247,761	1,772,929	1,449,611

Total Liabilities	3,023,335	1,961,014	2,233,386

Stockholders’ deficit	(4,192,533)	(615,010)	(2,239,915)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus. In addition, at December 31, 2004, our auditors, Hansen, Barnett & Maxwell, our Independent Registered Public Accounting Firm, raised substantial doubt about our ability to continue as a going concern. Notwithstanding the foregoing, subject to realization of the proceeds from the callable secured convertible notes and the financing available from Commerce Funding Corporation (described below), if we generate eligible receivables to finance, we believe that we will be in a position to fund the anticipated level of operations for at least one year.

Overview

The information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in the Company’s revenues and profitability, (ii) prospective business opportunities, and (iii) the Company’s strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as “believes”, “anticipates”, “intends” or “expects”. These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

The Company’s revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of the Company to insure against certain risks, fluctuations in commodity prices, inflationary and deflationary conditions and cycles, currency exchange rates effecting product demand, changing government regulations domestically and internationally effecting the marine industry, including various taxing authorities, VAT, OSHA, and general market conditions, competition and pricing, changes in external competitive market factors, termination of certain agreements, protocol, or inability to enter into additional oil and gas project operating agreements, inability to satisfy anticipated working capital or other cash shortage requirements, changes in or developments under domestic or foreign laws, regulations, governmental requirements or in the oil and gas industry, changes in the Company’s business strategy or an inability to execute its strategy due to unanticipated changes in the market. In light of these risks and uncertainties, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

On December 1, 2003 through our exchange merger acquisition with International Group Holdings, Inc., as amended, we acquired summarily, a commercial and private leisure marine vessel sales brokerage and charter business, International Yacht Sales Group, Ltd. of United Kingdom (“IYSG”), as a wholly owned subsidiary of the Company.

Effective July 1, 2004 we acquired Firecreek Petroleum, Inc., and its subsidiary Firecreek Romania, SRL., actively deploying development and plans for our new oil and gas subsidiary operations. Firecreek has pursued an aggressive acquisition plan for potential oil and gas rehabilitation and development projects located in several project countries. After several months of efforts Firecreek is now in the latter stages of commencing with oil and gas operations initially targeted for programs located in Russia and Romania (see further description and information listed in “The Business” filed in our Form 10-KSB Report on April 12, 2005 and in our Current Report on Form 8-K, as amended, filed on July 5, 2005, both incorporated herein by reference).

During fiscal year 2003, our prior segments, oil and gas leases and PSI, were disposed of and is being disposed of, respectively. The results of operations for these segments is included in loss from discontinued operations in the consolidated statements of operations for fiscal 2003.

The Company is currently focused on its oil and gas and marine segment of operations, and integration with the Company, making presentations to asset-based lenders and other financial institutions for the purpose of expanding our growth potential by commencing with oil and gas operations in 2005 and increasing sales output or to pursue various alternative business strategies for our marine operations based in United Kingdom.

Management’s Discussion and Analysis of Financial Condition

The Company historically derived its revenues primarily from two segments of operations: 1) retail sales of oil and gas field inventory equipment, service, and supply items primarily in the southern Arkansas area; and 2) acquired interests owned in revenue producing oil wells, leases, and equipment located in Olney, Young County, Texas. In 2003, the Company disposed of these two segments of operations.

Effective July 1, 2004 we acquired Firecreek Petroleum, Inc., and its subsidiary Firecreek Romania, SRL. Firecreek is an international oil exploration and development company specializing in the niche market of rehabilitation and enhancement of existing oilfields through modern management and state of the art technological applications. Management individually has many years of experience and has collectively been involved in oil and gas operations worldwide. Firecreek programs and activities throughout 2004 are in latter stages of preparation for commencement of oil and gas operations planned now for fourth quarter fiscal year 2005: Through its alliance with Sahara (see further discussion in “The Business” filed in our Form 10-KSB Report on April 12, 2005, incorporated herein by reference) parties have agreed to work exclusively with one another to carry out a systematic program of exploration and prospecting works and to implement projects of oil and gas field rehabilitation, development, construction, transport, and marketing and exporting of oil and gas reserves, associated with fields under control of the Ministry of Natural Resources and located in the Indol-Kuban Basin, Russia (also see additional information listed in our Current Report on Form 8-K, as amended, filed on July 5, 2005, incorporated herein by reference). There are no revenues attributable to sales of oil and natural gas for the fiscal year ended 2004 and through the third quarter 2005.

In December 2003, the Company acquired International Yacht Sales Group, Ltd. (IYSG), engaged in brokerage sales of private leisure and commercial marine vessels. We are working to expand and increase our revenue base in Fiscal Year 2005 for our commercial marine sales operations. In 2004 we began to cross over from private leisure sales to more brokerage sales related to commercial shipping markets. In attempting this crossover we encountered unexpected difficulties. As reported, our 2005 goal is to work on development and access to financing plans, improve our business strategy, competitive angle, and stimulate growth and recapture of sales activities related to the IYSG marine segments business plan and operations. Sales have not been generated in the third quarter of 2005. At September 30, 2005 the Company is pursuing various alternative business strategies for the IYSG marine segment business plan and operations.

The Company expects to incur an increase in operating expenses during the next year from commencing the described activities related to its plans for commencement of its Firecreek oil and gas and IYSG on-line marine retail operations.

General Statement: Factors that may affect future results:

With the exception of historical information, the matters discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations contain forward looking statements under the 1995 Private Securities Litigation Reform Act that involve various risks and uncertainties. Typically, these statements are indicated by words such as “anticipates”, “expects”, believes”, “plans”, “could”, and similar words and phrases. Factors that could cause the Company’s actual results to differ materially from management’s projections, forecasts, estimates and expectations include, but are not limited to, the following:

*	Inability of the Company to secure additional financing;

*	Unexpected economic changes in the United States; and

*	The imposition of new restrictions or regulations by government agencies that affect the Company’s business activities.

To the extent possible, the following discussion will highlight the activities of the Company’s business activities for the nine months ended September 30, 2004 and September 30, 2005.

I. Results of Operations

Nine months ending September 30, 2005 vs. nine months ending September 30, 2004

The Company had no commission revenues from its on-line yacht sales in the nine months ended September 30, 2005, compared to revenues of $561,922 in the same period in 2004. Net revenues for the period were $0 as compared to $479,757 for the same period in 2004.

There were no revenues from the Company’s oil and gas lease activities in the nine months ended September 30, 2005.

General and administrative expense for the nine months ended September 30, 2005 was $7,739,549 compared to $4,531,631 for the same period in 2004. Most of the increase was due to professional and consulting fees associated with the Company’s consulting fees associated with the Company’s endeavors to secure financing and investigation of acquiring profitable businesses.

Following is a breakdown of general and administrative costs for this period versus a year ago:

Detail of general & administrative expenses:

	30-Sep-05	30-Sep-04

Administration	$206,025	$109,210
Advertising & promotion	41,286	22,281
Bad debt	0	440,024
Consulting	3,488,768	1,429,922
Commissions	1,106,008	0
Depreciation	8,743	210,976
Engineering	197	1,500
Impairment	0	1,627,500
Licenses & fees	1,654	0
Misc. taxes	21,041	878
Payroll & taxes	288,057	297,022
Postage & delivery	1,478	1,795
Professional fees	720,911	344,491
Rent & utilities	111,483	0
Repairs & maintenance	26,641	0
Research	1,101,971	100
Telephone	107,321	10,841
Transfer agent	22,000	21,889
Travel	485,965	13,202

Total	$7,739,549	$4,531,631

Debt Procurement Costs of $1,106,008 were incurred in connection with certain secured financing.

Consulting Fees of $3,488,768 were incurred during investigations into acquiring profitable business enterprises.

Professional Fees of $720,911 were incurred in regards to litigation, securing financing, and the acquisition of leads and contacts with regard to possible new business ventures.

Rent and Utilities of $111,483 includes leasing and furnishing offices in Forth Worth, Texas and Istanbul.

Travel costs of $485,965 was to Turkey, Russia, Romania, England and Ukraine, etc. in connection with signing of agreements, negotiating contracts and arranging potential financing.

After deducting general and administrative costs, the Company experienced a loss from operations of $7,739,549 for the nine months ended September 30, 2005 compared to an operating loss of $4,051,874 for the same period last year.

Interest expense increased in nine months ended September 30, 2005 to $1,673,879 compared to $302,359 for the same period last year. Most of the increase in interest is due to the issuance of debentures in the second quarter 2005 and other short term borrowings. (See information in our Form 10-QSB Item 5, filed on August 23, 2005 and incorporated herein by reference).

Net loss for the nine months ended September 30, 2005 was $9,413,428 or $0.04 per share, compared to a loss of $4,184,856, or $0.09 per share, for the same period in 2004.

Three months ended September 30, 2005 vs. three months ended September 30, 2004

The Company had no revenues for the months ended September 30, 2005 as compared to $241,208 for the same period in 2004. Management expects sales revenues to grow as new oil leases are acquired. Net revenues for the period were $0 as compared to $221,742 for the same period in 2004.

General and administrative expense for the three months ended September 30, 2005 was $4,943,285 compared to $2,984,867 in the same period in 2004.

Interest expense increased in the three months ended September 30, 2005 to $17,581 as compared to $79,998 for the same period in 2004.

Discussion of Financial Condition: Liquidity and Capital Resources

At September 30, 2005 cash on hand was $707,974 as compared with $5,535 at December 31, 2004. During the period the Company received $7,250,000 from short term loans and paid $6,605,223 of notes payable.

The Company’s capital expenditures were $117,071 in fiscal year 2005.

At September 30, 2005, the Company had working capital deficit of $2,212,533 compared to a working capital deficit of $2,227,848 at December 31, 2004. Working capital increased mainly as a result of funds from the issuance of convertible debentures and loans.

Total assets at September 30, 2005 were $810,802 as compared to $5,538 at December 31, 2004.

The Company’s total stockholders’ negative equity increased $1,952,618 from December 31, 2004 to ($4,192,533) at September 30, 2005. Stockholders’ equity decreased by $9,413,428 from operating losses in the nine months of 2005. In addition, the Company issued 20,219,444 shares of common stock valued at $1,342,236 to consultants for services rendered in the nine months ended September 30, 2005. The Company also issued 94,847,340 shares of common stock valued at $4,349,510 for debenture conversions and 2,210,253 shares of common stock valued at $155,570 in payment of loans and notes. Finally, the Company recognized a loss of $57,228 from translating British based operations to U.S. dollars at September 2005.

Our Chief Executive Officer and Chief Financial Officer have evaluated as of the last day of the period covered by this report, the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 15d-15 under the Securities Exchange Act of 1934). This evaluation was carried out under the supervision and with the participation of our management, including our principal executive officer and principal financial officer. Based on this evaluation, these officers have concluded that the design and operation of our disclosure controls and procedures are effective. There were no changes in the Company’s internal control over financial reporting (as defined in Rule f13a-15 under the Securities Act of 1934) during the quarter ended June 30, 2005 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

EGPI FIRECREEK, INC

f/k/a Energy Producers, Inc

Consolidated Financial Statements - Unaudited

Consolidated Balance Sheets as of September 30, 2005 and December 31, 2004

Consolidated Statement of Operations for the nine and three months ended September 30, 2005 and September 30, 2004

Consolidated Statement of Cash Flows for the nine months ended September 30, 2005 and  September 30, 2004

Consolidated Statement of Changes in Shareholders’ Equity for the nine months ended September 30, 2005

Notes to the Unaudited Consolidated Financial Statements

F-1 F-2 F-3 F-4 F-5

EGPI Firecreek, Inc.
(formerly Energy Producers, Inc.)

Consolidated Balance Sheets
As of September 30, 2005 and December 31, 2004
(unaudited)

	Unaudited	Audited
ASSETS	30-Sep-05	31-Dec-04

Current assets:
Cash & interest bearing deposits	$707,974	$5,538
Total current assets	707,974	5,538

Other assets:
Fixed assets- net	102,828	0

Total assets	$810,802	$5,538

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$213,721	$787,876
Note payable	2,034,040	3,000
Notes payable- shareholders	0	653,990
Capital lease payable- current portion	0	4,745
Total current liabilities	2,247,761	1,449,611

Advances payable to shareholders	402,268	564,803
Notes payable- shareholder	373,306	0
Capital lease payable- non current portion	0	4,531
Convertible debentures payable-net	0	214,441
Total liabilities	3,023,335	2,233,386

Shareholders' equity:
Series A preferred stock, 20 million authorized, par value $0.001,one share
convertible to one common share, no stated dividend, none issued	$0	$2,567
Series B preferred stock, 20 million authorized, par value $0.001,one share
convertible to one common share, no stated dividend, none issued	0	9,500
Series C preferred stock, 20 million authorized, stated value $.001,one share
convertible to ten common shares, no stated dividend, 2,925,000 issued	1,980,000	0
Common stock- $.001 par value, authorized 900,000,000 shares, issued and outstanding, 204,591,836 at September 30, 2005 and
75,247,968 shares at December 31, 2004	204,591	75,248
Additional paid in capital	13,663,006	6,388,767
Accumulated deficit	(18,140,021)	(8,726,593)
Accumulated other comprehensive loss	79,891	22,663
Total shareholders' equity (deficit)	(4,192,533)	(2,239,915)

Total Liabilities & Shareholders' Equity	$810,802	$5,538

See the notes to the consolidated financial statements.

EGPI Firecreek, Inc.
(formerly Energy Producers, Inc.)

Consolidated Statements of Operations
For the Nine and Three Months Ended September 30, 2005 and September 30, 2004
(unaudited)
	9 Months	9 Months	3 Months	3 Months
	30-Sep-05	30-Sep-04	30-Sep-05	30-Sep-04
Revenues:
Gross revenues	$0	$561,922	$0	$241,208
Less cost of revenues	0	(82,165)	0	(19,466)
Net revenues	0	479,757	0	221,742

General and administrative expenses:
General administration	7,739,549	4,531,631	4,943,285	2,984,867
Total general & administrative expenses	7,739,549	4,531,631	4,943,285	2,984,867

Net loss from operations	(7,739,549)	(4,051,874)	(4,943,285)	(2,763,125)

Other revenues and expenses:
Other income	0	169,377	0	134,474
Interest expense	(1,673,879)	(302,359)	(17,581)	(79,998)

Net loss before provision for income taxes	(9,413,428)	(4,184,856)	(4,960,866)	(2,708,649)

Provision for income taxes	0	0	0	0

Net loss	($9,413,428)	($4,184,856)	($4,960,866)	($2,708,649)

Basic & fully diluted net loss per common share
Loss per share	($0.09)	($0.09)	($0.04)	($0.04)

Weighted average of common shares outstanding:
Basic & fully diluted	107,873,376	47,699,196	131,219,655	64,728,264

See the notes to the consolidated financial statements.

EGPI Firecreek, Inc.
(formerly Energy Producers, Inc.)
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2005 and September 30, 2004
(Unaudited)

	30-Sep-05	30-Sep-04
Operating Activities:
Net loss	($9,413,428)	($4,184,856)
Adjustments to reconcile net income items
not requiring the use of cash:
Depreciation expense	8,743	238,224
Amortization of beneficial conversion feature	1,496,447	161,572
Consulting expense and payables	3,639,162	1,180,220
Bad debt expense	0	440,024
Impairment expense	0	1,612,067
Changes in other operating assets and liabilities :
Accounts receivable	0	21,933
Accounts payable and accrued expenses	(516,927)	(53,951)
Interest payable	34,040	0
Deferred revenues	0	(123,649)
Net cash used by operations	(4,751,963)	(708,416)

Investing activities:
Purchase of equipment	(111,571)	(2,154)
Net cash used by investing activities	(111,571)	(2,154)

Financing Activities:
Issuance of note payable	2,000,000	0
Issuance of convertible debentures	4,000,000	500,000
Payment of shareholder advances	(224,754)	0
Payment of debentures payable	(200,000)	0
Payment of notes payable	0	(4,936)
Payment of capital lease	(9,276)	(2,922)
Proceeds of shareholder advances	0	241,957
Net cash provided by financing activities	5,565,970	734,099

Net increase in cash during the period	702,436	23,529

Cash balance at beginning of the fiscal year	5,538	45,155

Cash balance at end of the period	$707,974	$68,684

Supplemental disclosures of cash flow information:
Interest paid during the period	$21,041	$1,574
Income taxes paid during the period	$0	$0

See the notes to the consolidated financial statements.

EGPI Firecreek, Inc.
(formerly Energy Producers, Inc.)
Consolidated Statement of Changes in Shareholders’ Equity
For the Nine Months Ended September 30, 2005
(unaudited)

					Other
	Common	Par	Paid in	Accumulated	Comprehensive
	Shares	Value	Capital	Deficit	Gain (Loss)	Total

Balance at January 1, 2005	75,247,968	$75,248	$6,388,767	($8,726,593)	$22,663	($2,239,915)

Issued shares for services	20,219,444	20,219	1,322,017			1,342,236

Issued shares to pay debt	2,210,253	2,210	153,360			155,570

Debentures converted	94,847,340	94,847	4,254,663			4,349,510

Preferred shares converted	12,066,831	12,067				12,067

Beneficial conversion feature			1,227,273			1,227,273

Detachable warrants issued			316,926			316,926

Foreign currency
translation adjustment					57,228	57,228

Net loss for the period				(9,413,428)		(9,413,428)

Balance at Sept. 30, 2005	204,591,836	$204,591	$13,663,006	($18,140,021)	$79,891	($4,192,533)

	Comprehensive
	Loss

Foreign currency
translation adjustment	57,228

Net loss for the period	(9,413,428)

Comprehensive loss at
at September 30, 2005	($9,356,200)

See the notes to the consolidated financial statements.

EGPI Firecreek, Inc.
(formerly Energy Producers, Inc.)
Consolidated Statement of Changes in Shareholders’ Equity
For the Nine Months Ended September 30, 2005
(Continued)

					Accumulated
					Other
	Common	Common	Paid in	Accumulated	Comprehensive
	Shares	Par Value	Capital	Deficit	Loss	Total

Balance at January 1, 2004	36,088,968	$36,089	$2,983,534	($2,700,992)	($1,310)	$317,321

Stock issued to consultants	5,687,700	5,688	881,948			887,636

Conversion of convertible debt	1,600,000	1,600	14,400			16,000

Beneficial conversion feature			422,783			422,783

Foreign currency
translation adjustment					46,871	46,871

Net loss for the period				(1,476,207)		(1,476,207)

Balance at September 30, 2004	43,376,668	$43,377	$4,302,665	($4,177,199)	$45,561	$214,404

	Comprehensive
	Loss
Foreign currency
translation adjustment	$46,871

Net loss for the period	(1,476,207)

Comprehensive loss at 9/30/04	($1,429,336)

See the notes to the consolidated financial statements.

EGPI Firecreek, Inc.
(formerly Energy Producers, Inc.)
Consolidated Statement of Changes in Shareholders’ Equity
For the Nine Months Ended September 30, 2005
(Continued)

	Par value	Par value	Par value
	Preferred A	Preferred B	Preferred C

Balance at December 31, 2003	$0	$0	$0

Issued shares to purchase subsidiary	2,567	9,500

Balance at December 31, 2004	$2,567	$9,500	$0

Issued shares for services			1,980,000

Converted shares to common stock	(2,567)	(9,500)

Balance at September 30, 2005	$0	$0	$1,980,000

See the notes to the financial statements.

EGPI Firecreek, Inc.
Unaudited Notes to the Consolidated Financial Statements
For the Nine Months Ended September 30, 2005 and September 30, 2004

1. Organization of the Company and Significant Accounting Principles

The Company was incorporated in the State of Nevada October 1995. Effective October 13, 2004 the Company, previously known as Energy Producers Inc., changed its name to EGPI Firecreek, Inc..

In August 1999 the Company acquired by Energy Producers Group Inc. and its wholly owned subsidiary, Producers Supply, Inc.(PSI), an oil and gas service company located in Stephens, Arkansas. PSI was discontinued by management in fiscal year 2003.

Since August 1999, the Company has focused its activities on oil and gas exploration and development and production and acquisition of existing production facilities with proven reserves. In November 2003, the Company sold its interest in its oil wells it had acquired since August 1999.

In November 2003, the Company acquired all of the issued and outstanding shares of International Yacht Sales Group Ltd. (IYSG), a UK based on-line broker of luxury yachts, and other entities. IYSG began its operations in April 2003.

In July 2004, the Company acquired all of the issued and outstanding shares of Firecreek Petroleum Inc., a Delaware State corporation, for 20 million shares of common stock, 2,566,831 shares of preferred A stock, and 9,500,000 shares of preferred B stock.

In February 23, 2005, the Company increased its authorized common stock to 900,000,000 shares with par value of $.001. Twenty million of these shares are non-voting.

Consolidation- the accompanying consolidated financial statements include the accounts of the company and its wholly owned subsidiaries. All significant inter-company balances have been eliminated.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the consolidated financial statements and for the period they include. Actual results may differ from these estimates.

Revenue Recognition- Brokerage revenues from on-line retail yacht sales are recognized upon the completion of the transaction.

For oil and gas revenues, the Company uses successful efforts costing. Under successful efforts costing, certain identifiable costs associated with the acquisition of properties and extraction are capitalized and amortized upon depletion of the productive assets acquired.

Cash and interest bearing deposits- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with an original maturity of three months or less.

Accounts receivable- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors. These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience, and the degree to which the receivable is secured by liens on assets.

Property & Equipment- Office and computer equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the asset. The following is a summary of the estimated useful lives used in computing depreciation expense:

Office equipment
3 years
Computer hardware & software
3 years
Improvements & furniture
5 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized. Minor repair expenditures are charged to expense as incurred.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes”. SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Foreign Currency Translation - Balance sheet accounts of the Company’s foreign operations are translated at the exchange rate in effect at year-end and income statement accounts are translated at the average exchange rate prevailing during the year. Gains and losses arising from the translation of foreign subsidiary financial statements are included in other comprehensive income.

2. Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the year. Diluted net loss per share gives the effect of outstanding common stock equivalents. There are financial instruments outstanding convertible into 69,625,000 shares of common stock at

September 30, 2005. The common stock equivalents of these financial instruments are not included in the calculation of earnings per share since their inclusion would be anti-dilutive.

Net loss per common share has been computed as follows:

	30-Sep-05	30-Sep-04

Net loss	($9,413,428)	($4,184,856)

Total shares outstanding	204,591,836	67,958,968

Weighted average shares outstanding	107,873,376	47,699,146

Loss per share	($0.09)	($0.09)

3. Common and Preferred Stock Transactions

During the nine months ended September 30, 2005, the Company issued 20,219,444 shares of common stock to pay $1,342,236 in fees for services rendered.

During the nine months ended September 30, 2005, the Company issued 2,210,253 shares of common stock to pay outstanding debt of $155,570.

During the nine months ended September 30, 2005, debenture holders converted $4,349,510 of debt to 98,947,340 shares of common stock. There are no convertible debentures outstanding as of September 30, 2005.

During the nine months ended September 30, 2005, preferred A & B stock holders converted 12,066,831 shares of preferred A and preferred B stock into 12,066,831 shares of common stock.

During the nine months ended September 30, 2005, the Company issued 2,025,000 preferred C stock to consultants for services rendered.

During the nine months ended September 30, 2004, the Company issued 9,345,000 shares of common stock to pay $1,180,220 of consulting fees.

During the nine months ended September 30, 2004, holders of the convertible debt elected to convert $56,500 of the convertible debt to 2,525,000 shares of common stock.

In July 2004, the Company acquired all of the issued and outstanding shares of Firecreek Petroleum Inc., a Delaware State corporation, for 20 million shares of common stock, 2,566,831 shares of preferred A stock, and 9,500,000 shares of preferred B stock.

4. Authorization of Preferred C Stock

In June 2005, the shareholders elected to authorize for issue 20,000,000 shares of preferred C stock. The Preferred C stock has a stated value of $.001 and no stated dividend rate and is non-participatory. One share of preferred is convertible into 10 shares of common stock.

5. Fixed Assets- Net

The following is a detailed list of fixed assets at September 30, 2005:

Computer equipment & software	$63,635
Office equipment	17,770
Improvements & furniture	30,166
Accumulated depreciation	(8,743)

Net property & equipment	$102,828

6. Issuance of Convertible Debentures

In May 2005, the Company issued convertible debentures and received proceeds of $4,000,000.

The debentures become convertible in August 2005 and mature in May 2006. The debentures are convertible into common stock at 80% the lowest bid price of the common stock for the five days preceding conversion. The debentures carry an interest rate of 7.00% . As a result of the issuance, the Company allocated $1,227,273 of the proceeds to the beneficial conversion feature of the debentures. The beneficial conversion feature is being amortized to the statement of operations as interest expense over the period from issuance to the date the debentures become convertible.

These debentures were converted into 67,996,340 shares of common stock in September 2005.

7. Issuance of Promissory Note

In September 2005, the Company issued a $2 million promissory note to a company that has agreed to purchase a number of shares for up to $25 million dollars in the coming years. The promissory note is secured by the assets of the Company and matures in September 2006 with interest of 20.42%.

8. Income Tax Provision

Provision for income taxes is comprised of the following:	30-Sep-05	30-Sep-04

Net loss before provision for income taxes	($9,413,428)	($4,184,856)

Current tax expense:
Federal	$0	$0
State	0	0
Total	$0	$0

Less deferred tax benefit:
Timing differences	(4,216,228)	(2,442,359)
Allowance for recoverability	4,216,228	2,442,359
Provision for income taxes	$0	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%	34%
Statutory state and local income tax	10%	10%
Less allowance for tax recoverability	-44%	-44%
Effective rate	0%	0%

Deferred income taxes are comprised of the following:

Timing differences	$4,216,228	$2,442,359
Allowance for recoverability	(4,216,228)	(2,442,359)
Deferred tax benefit	$0	$0

Note: The deferred tax benefits arising from the timing differences begin to expire in fiscal year 2010 and may not be recoverable upon the purchase of the Company under current IRS statutes.

9. Issuance of Warrants

During the nine months ended September 30, 2004, the Company issued 36,575,000 warrants to purchase common stock to debenture holders and consultants. The Company applies the Black-Scholes option pricing model to determine the fair value of the detachable stock warrants and common stock warrants issued in fiscal year 2005. The following assumptions were used in the model. The dividend yield is 0%, volatility is 20%, and a risk-free interest rate of 2%. The fair values generated by the Black-Scholes model may not be indicative of the future values, if any, that may be received by the warrant holder.

A list of warrants outstanding at September30, 2005 is as follows:

		Wgtd Avg	Wgtd Years
	Amount	Exercise Price	to Maturity

Outstanding at January 1, 2005	4,200,000

Issued	36,575,000
Expired	(400,000)

Outstanding at September 30, 2005	40,375,000	$0.41	3.76

10. Outstanding Debt

The following is a listing of notes payable:	30-Sep-05	31-Dec-04

Unsecured note issued to an unaffiliated individual in March 2002
at 10% due in March 2003. The note was paid in full in June 2005	$0	$3,000

Unsecured promissory note to a finance company maturing September 2006	$2,034,040	$0
at 20.42%

Total note payable	$2,034,040	$3,000

The following is a listing of notes payable and advances from shareholders:

Unsecured notes due to a shareholder due on demand interest rates
ranging from 12% to 18%. The notes were paid in full in June 2005	$0	$198,886

Unsecured notes due to a shareholder due on demand interest at 12%
The note was paid in full in June 2005	0	38,919

Unsecured note due to a shareholder due on demand interest at 12%
The note was paid in full in April 2005 by issuing 570,435 shares of
common stock.	0	4,000

Unsecured note due to a shareholder due on demand interest at 18%
The note was paid in full in June 2005	0	17,819

Note due a former shareholder of the Company.	373,306	373,306

Unsecured advances to shareholders and officers of the
Company with interest imputed at 10%	402,268	585,863

Total advances and note payable to shareholders	$775,574	$1,218,793

ITEM 27. EXHIBITS

(a) Exhibits

2.1

Agreement for the Exchange of Common Stock, dated December 12, 2003 (relating to the acquisition of International Group Holdings, Inc.) (filed as exhibit 2.1 to the Current Report on Form 8-K dated December 1, 2003, filed December 15, 2003 and incorporated herein by reference).*

2.2

Agreement for the Exchange of Common Stock, dated June 29, 2004 (relating to acquisition of Firecreek Petroleum, Inc.) (filed as exhibit 2.1 to Current Report on form 8-K dated June 24, 2004, filed July 15, 2004 and incorporated herein by reference). *

3.1

Articles of Amendment to Articles of Incorporation of EGPI Firecreek, Inc. (filed as Exhibit 99.1 to Current Report on Form 8-K dated Feb. 15, 2005, filed February 22, 2005 and incorporated herein by reference). *

3.2

Correction of Articles of Amendment to Articles of Incorporation of EGPI Firecreek Inc., filed with the Nevada Secretary of State on May 12, 2005.

3.3.

Amended By-Laws of Registrant, dated July 1, 2004 (filed as exhibit 2.2 to Current Report on Form 8-K dated June 4, 2004, filed July 15, 2004, and incorporated herein by reference). *

5.1

Consent of Gersten, Savage, LLP (filed as Exhibit 5.1 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).*

10.1

Securities Purchase Agreement dated May 18, 2005, between the Company and Tirion Group, Inc. (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference). *

10.2

Registration Rights Agreement dated May 18, 2005, between the Company and Tirion Group, Inc. (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated by reference). *

10.3

Intellectual Property Security Agreement dated May 2, 2005, by and between the Company and Tirion Group, Inc. (filed as an Exhibit on Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.4

Guaranty and Pledge Agreement dated May 2, 2005, between the Company, Greg Fryett, CEO of the Company, and AJW Partners and its affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31,2 005 and incorporated herein by reference). *

10.5

Security Agreement dated May 2, 2005, between the Company and AJW Partners and its affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.6

Form of Callable Secured Convertible Note to AJW Partners LLC, dated May 2, 2005 (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).*

10.7

Form of Callable Secured Convertible Note to AJW Offshore Limited, dated May 2, 2005 (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.8

Form of Callable Secured Convertible Note to AJW Qualified Partners, LLC, dated May 2, 2005 (filed as an Exhibit to Form 10-QSB for quarter ended March 31, 2005 and incorporated herein by reference). *

10.9

Form of Callable Secured Convertible Note to New Millenium Capital Partners II, LLC, dated May 2, 2005, (filed as an Exhibit to Form 10-QSB for quarter ended March 31, 2005 and incorporated herein by reference). *

10.10

Final Voting Agreement of EGPI Firecreek (filed as exhibit 99.3 to Current Report on Form 8-K dated April 5, 2005, filed April 7, 2005 and incorporated herein by reference). *

10.11

Form of Stock Purchase Warrant issued to AJW Partners LLC, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.12

Form of Stock Purchase Warrant issued to AJW Offshore Limited, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.13

Form of Stock Purchase Warrant issued to AJW Qualified Partners, LLC, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.14

Form of Stock Purchase Warrant to New Millenium Capital Partners II, LLC, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.15

Fee Protector Agreement, dated June 14, 2005, by and between the Company and DLM Asset Management, Inc. (filed as an Exhibit to the Current Report on Form 8-K/A dated June 20, 2005 and incorporated herein by reference). *

10.16

Repurchase Agreement dated May 31,2 005, by and between the Company and AJW Partners (filed as an Exhibit to the Current Report on Form 8-K/A dated June 2, 2005 and incorporated herein by reference). *

10.17

Callable Secured Convertible Note, dated May 18, 2005 issued to Tirion Group (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference). *

10.18

Stock Purchase Warrant, dated May 18, 2005 issued to Tirion Group (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference). *

10.19

Standard Office Lease between the Company and Camp Bowie Centre (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference). *

10.20

Securities Purchase Agreement, dated May 2, 2005, between the Company and AJW Partners and its affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.21

Registration Rights Agreement, dated May 2, 2 005, between the Company and AJW Partners and Affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.22

Investment Agreement, dated as of June 28, 2005, by and between the Company and Dutchess Private Equities Fund, II, LP (filed as Exhibit 10.22 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).*

10.23

Registration Rights Agreement, dated as of June 28, 2005, by and between the Company and Dutchess Private Equities Fund, II, L.P. (filed as Exhibit 10.23 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).*

10.24

Placement Agent Agreement, dated June 28, 2005, by and between the Company, U.S. Euro Securities and Dutchess Equities Fund II L.P. (filed as Exhibit 10.24 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).*

10.25

Extension and Amendment of Corporate Advisory Agreement between the Company and Steven Antebi; dated June 13, 2005 (Replaces incorrect exhibit previously filed.) (filed as Exhibit 10.25 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).*

10.26

Amendment to Investment Agreement, dated August 23, 2005 by and between the Company and Dutchess Private Equities Fund, II, LP (filed as Exhibit 10.26 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).*

10.27

Amendment to Registration Rights Agreement, dated as of August 23, 2005, by and between the Company and Dutchess Private Equities Fund, II, L.P. (filed as Exhibit 10.27 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).*

10.28

Extension and Amendment of Certain Provisions of Corporate Advisory Agreement between the Company and Steven Antebi, dated January 30, 2006 (filed as Exhibit 10.1 to Current Report on Form 8-K filed February 3, 2006 and incorporated herein by reference).*

10.29

Warrant Certificate containing revised terms of previously issued warrant issued to Steven Antebi, dated July 12, 2005 (filed as Exhibit 10.4 to Current Report on Form 8-K filed on February 3, 2006 and incorporated herein by reference).*

List of Subsidiaries*

23.1

Consent of Donahue & Associates, LLC (filed as Exhibit 23.1 to Registration Statement on Form SB-2/A filed on September 2, 2005 and incorporated herein by reference).*

* Incorporated by reference as stated therein

(1)

Previously filed

(2)

Filed herewith

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution;

(2) For determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Scottsdale, Arizona, on February 7, 2006.

EGPI FIRECREEK, INC.

 (Registrant)

/s/ Dennis R. Alexander

Dennis R. Alexander

Chairman and CFO

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name

Title

Date

/s/ Dennis R. Alexander

Chairman and CFO

February 7, 2006

Dennis R. Alexander

(Chief Financial Officer)

/s/ John R. Taylor

President and Director

February 7, 2006

John R. Taylor

/s/  William E. Merritt

Executive Vice President and

February 7, 2006

William E. Merritt

General Counsel and Director

/s/ George B. Faulder

Vice President and

February 7, 2006

George B. Faulder

Director

/s/  Dr. Mousa Hawamdah

Director

February 7, 2006

Dr. Mousa Hawamdah

/s/  Rupert C. Johnson

Director

February 7, 2006

Rupert C. Johnson